Exhibit 99.1 Press release dated as of March 30, 2010

Press Release	Source: Speedemissions Inc.

Speedemissions, Inc Reports Fourth Quarter & December 31, 2009 Year End Results

ATLANTA, GA. March 30, 2010/Business Wire/ — Speedemissions, Inc. (OTC Bulletin Board: SPMI - News), a leading vehicle emissions testing and safety inspections company with testing stores in Atlanta, Houston, St. Louis and Salt Lake City today announced its financial results for the fourth quarter and year ended December 31, 2009.

2009 Highlights:

•	Income from continuing operations excluding the 2009 goodwill impairment expense of $2,873,766 increased to $86,694 in 2009 compared to a loss from continuing operations of $134,801 in 2008.
•

Revenue increased 1.4% to $9,916,678 for the year ended December 31, 2009 compared to revenue of $9,779,942 for year ended December 31, 2008. The increase in revenue was led by a 2.6% increase in same store sales over the comparable period of 2008.

•	General and administrative expenses decreased 20.2% to $1,411,296 during the year ended December 31, 2009 compared to $1,768,519 in the same period of the prior year.
•

Net loss for the year ended December 31, 2009 was $2,787,072 or ($0.53) per basic and diluted share compared to a net loss of $495,776 or ($0.10) per basic and diluted share in 2008. Excluding the goodwill impairment expense, the Company earned $0.01 per diluted share in the year ended December 31, 2009 compared to a loss of ($0.10) per basic and diluted share in 2008.

•	Since December 31, 2008, the Company used cash provided by operations to decrease its current liabilities by 42.0% and its total liabilities by 34.4%.

Richard A. Parlontieri, President and Chief Executive Officer of Speedemissions commented:

“We’re pleased that we were able to increase revenue, improve our income from continuing operations and reduce our total liabilities in this most challenging economic environment. We expect to use the cash flows provided by operations to open between one and three new stores in 2010 and to enhance our ability to pursue other opportunities to increase our business.”

Revenue in the fourth quarter of 2009 totaled $2,259,078, a decrease of 1.7%, compared with revenue of $2,298,475 in the same period last year. On a same-store basis, Speedemissions, Inc.’s fourth quarter sales were down 2.3%. This was in line with the Company’s expectations as its fourth quarter revenue from its Texas operations in 2008 included tests postponed in September 2008 as a result of Hurricane Ike.

Excluding the goodwill impairment expense of $2,873,766, the Company’s net loss in the fourth quarter ended December 31, 2009 was $118,907 or ($0.02) per diluted share compared to a net loss of $171,266 or ($0.03) per basic and diluted share in the comparable period of 2008. Net loss for the fourth quarter was $2,992,673 or ($0.56) per basic and diluted share compared to a loss of $171,266 or ($0.03) per basic and diluted share in the comparable period of 2008.

About Speedemissions Inc. http://www.speedemissions.com

Speedemissions, Inc., based in Atlanta, Georgia, is a leading vehicle emissions testing and safety inspections company in the United States. We provide services in certain areas where auto testing is mandated by the Environmental Protection Agency (EPA). Since the emissions testing market is highly fragmented, Speedemissions expects to be the first company to create a national brand offering their customers quick and efficient vehicle emissions testing service. The current focus of the company is in the Atlanta, Georgia; Houston, Texas; St. Louis, Missouri and Salt Lake City, Utah markets.

Certain statements contained in this news release regarding matters that are not historical facts may be forward-looking statements. Because such forward-looking statements include risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties pertaining to continued market acceptance for Speedemissions’ products and services, its ability to succeed in growing revenue, the effect of new competitors in its market, integration of acquired businesses, and other risk factors identified from time to time in its filings with the Securities and Exchange Commission.

For Further Information: Contact Michael Shanahan, Chief Financial Officer, 770-306-7667.

Speedemissions, Inc. and Subsidiaries

Consolidated Balance Sheets

as of December 31,

	2009	2008
Assets
Current assets:
Cash	$449,203	$512,492
Other current assets	136,790	137,691

Total current assets	585,993	650,183
Property and equipment, net	953,183	1,214,737
Goodwill	4,251,657	7,100,572
Other assets	104,003	100,937

Total assets	$5,894,836	$9,066,429

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$177,647	$498,554
Accrued liabilities	196,544	237,127
Current portion of capitalized lease obligations	47,288	41,962
Current portion of equipment financing obligations	18,865	16,362
Current portion - deferred rent	30,513	17,949

Total current liabilities	470,857	811,954
Capitalized lease obligations, net of current portion	93,604	140,897
Equipment financing obligations, net of current portion	46,389	64,431
Deferred rent	205,701	230,521
Other long term liabilities	7,350	7,350

Total liabilities	823,901	1,255,153

Commitments and contingencies
Series A convertible, redeemable preferred stock, $.001 par value, 5,000,000 shares authorized, 5,133 shares issued and outstanding; liquidation preference: $5,133,000	4,579,346	4,579,346

Shareholders’ equity:
Series B convertible preferred stock, $.001 par value, 3,000,000 shares authorized, 2,279,982 and 2,481,482 shares issued and outstanding; liquidation preference: $5,854,994 and $6,372,446	2,280	2,481
Common stock, $.001 par value, 250,000,000 shares authorized, 6,685,448 and 5,162,108 shares issued and outstanding	6,685	5,162
Additional paid-in capital	15,795,364	15,749,955
Accumulated deficit	(15,312,740)	(12,525,668)

Total shareholders’ equity	491,589	3,231,930

Total liabilities and shareholders’ equity	$5,894,836	$9,066,429

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Operations for the Years Ended December 31,

	2009	2008
Revenue	$9,916,678	$9,779,942
Costs of revenues:
Cost of emission certificates	2,156,673	2,097,940
Store operating expenses	6,266,578	6,061,774
General and administrative expenses	1,411,296	1,768,519
Gain on disposal of non-strategic assets	(39,820)	(48,668)
Goodwill impairment expense	2,873,766	—

Operating loss	(2,751,815)	(99,623)

Interest income (expense)
Interest income	111	1,495
Interest expense	(35,368)	(36,673)

Interest, net	(35,257)	(35,178)

Loss from continuing operations	(2,787,072)	(134,801)
Loss from discontinued operations	—	(360,975)

Net loss	$(2,787,072)	$(495,776)

Basic and diluted net loss per common share from continuing operations	$(0.53)	$(0.03)

Basic and diluted net loss per common share from discontinued operations	$(0.00)	$(0.07)

Basic and diluted net loss per common share	$(0.53)	$(0.10)

Weighted average common shares outstanding, basic and diluted	5,217,990	5,162,108

Speedemissions, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the Years Ended December 31,

	2009	2008
Operating activities:
Net loss	$(2,787,072)	$(495,776)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	319,288	336,875
Goodwill impairment expense	2,873,766	—
Gain on disposal of assets	(39,820)	(48,668)
Share based compensation	46,731	153,850
Changes in operating assets and liabilities:
Other current assets	901	52,888
Other assets	(3,066)	2,850
Accounts payable and accrued liabilities	(361,492)	(282,206)
Other liabilities	(12,256)	(9,106)

Net cash provided by (used in) operating activities	36,980	(289,293)

Cash flows from investing activities:
Proceeds from disposal of assets	46,330	251,779
Purchases of property and equipment	(89,093)	(203,598)

Net cash (used in) provided by investing activities	(42,763)	48,181

Cash flows from financing activities:
Payments on financing obligations	(15,539)	(14,206)
Payments on capitalized leases	(41,967)	(36,852)

Net cash used in financing activities	(57,506)	(51,058)

Net decrease in cash	(63,289)	(292,170)
Cash at beginning of period	512,492	804,662

Cash at end of period	$449,203	$512,492

Supplemental Information:
Cash paid during the period for interest	$35,368	$36,702

Non-cash Investing and Financing activities:
Non-cash asset additions for financed and capital leases	$—	$31,425